EXHIBIT 99.1

BioAdaptives, Inc. Appoints James Keener as New CEO to Lead Strategic Growth Initiatives

LAS VEGAS, NV, May 21, 2024 (NewMediaWire) – BioAdaptives, Inc. (OTC: BDPT), a pioneer in advanced nutrition and wellness solutions, announced a significant addition to its Executive Team today. James Keener has been appointed the new CEO and will play a pivotal role in driving the company’s strategic initiatives and fostering continued growth.

BioAdaptives announced today that James Keener, a seasoned marketing and turnaround innovative executive, had taken over as the new Chief Executive Officer and Chairman of the Board of the Company.  Among his various endeavors, Mr Keener brings a wealth of experience and expertise to BioAdaptives. He has led a specialized construction and maintenance company to become the fastest-growing company in Hawaii for 2019/2020, a testament to his ability to drive growth. He has also successfully turned around a private investment company with diverse real estate, agriculture, retail, and Internet marketing holdings, demonstrating his strategic thinking and leadership.  Mr. Keener's past successes instill optimism for BioAdaptives' future and underline his potential to drive the Company’s growth.

 Dr. Edward Jacobs, former CEO, said, “After personally devoting a decade to discovery and product development at Bioadaptives, I look forward to the new leadership of James Keener, which will focus more on sales and distribution.  I understand that Mr. Keener enjoys a reputation as an innovative Marketer with expertise in helping companies increase Revenues and Profits.”  Outgoing President Robert Ellis adds, “The company is extremely happy in anticipation of Mr. Keener’s strong and varied executive management leadership and innovation, especially in the areas of marketing and sales development and expansion.  We wish the New Management Team well in achieving their goals and objectives for BioAdaptives”.

“BioAdaptives extends its good wishes and appreciation to both Dr. Jacobs and Mr. Ellis for their many years of dedicated work.  The Company fully appreciates the personal and family demands that required their new focus.” Said Mr. James Keener. “I am honored to be part of Bioadaptives and am excited to get to work applying my extensive experience in operational transformation to another exciting sector. “

Mr.Keener adds, “I am committed to leveraging our core strengths and unlocking new opportunities for innovation and growth, aligning with our mission to improve health and wellness through high-quality, research-driven nutritional products; together, we will continue to enhance our product offerings and expand our market footprint.”

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About BioAdaptives

BioAdaptives, Inc. develops and distributes natural plant- and algal-based products that improve health and wellness for humans and animals, with an emphasis on optimizing pain relief, antiviral activity and immune system defense; resistance to stress; endurance; recovery from injury, illness and exercise; and anti-aging properties. The Company’s current dietary supplement formulations are carefully selected from the best sources around the world and utilize proprietary methods of enhancing the bioavailability of nutrients. BioAdaptives’ current product line includes PrimiLungs™, PluriPain®, SleepEZ™, MindnMemory™ and Cell Rejuven™ for humans. The Company’s products for horses and dogs have also demonstrated increased general health, competitive performance enhancement, rejuvenation effects and pain relief, as well as providing improvements in appearance. BioAdaptives’ wholly owned subsidiary, LiveStock Impact, Inc. markets Canine Regen All In One™, Equine All In One™ and Equine All In One Plus™ for dogs and horses. LiveStock Impact, Inc. is also positioned to develop and market botanical drugs.

BioAdaptives’ common shares trade in the OTC market under the symbol BDPT.  None of the statements about the Company’s products have been approved by the Food and Drug Administration.  These products are not intended to diagnose, treat, cure, or prevent any disease.

Additional information can be found at www.shopbioadaptives.com or in our SEC filings at https://www.sec.gov/cgi-bin/browse-edgar?company=bioadaptives&owner=exclude&action=getcompany

Safe Harbor Statement

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, trends, analysis, and other information contained in this press release including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions of opinion, constitute forward-looking statements. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company's reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company's estimates as of the date of the press release, and subsequent events and developments may cause the Company's estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date after the date of this press release.

Contact

Investor Relations

BioAdaptives, Inc.

(702) 659-8829

info@bioadaptives.com

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